Exhibit 31.4

CERTIFICATION PURSUANT TO

RULE 13a-14(a) OR RULE 15d-14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

I, Michael L. Zemetra, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Veritone, Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2021	/s/ Michael L. Zemetra
Michael L. Zemetra
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)